                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

         We hereby consent to the incorporation by reference in the Form 8-K, dated March 26, 2002, of Tidelands Royalty Trust "B" (the "Company") and to the reference to this firm for the Company's estimated depletion rate in the Form 8-K.


                                       NETHERLAND, SEWELL & ASSOCIATES, INC.


                                       By: /s/ FREDERIC D. SEWELL
                                          --------------------------------------
                                          Frederic D. Sewell
                                          Chairman and Chief Executive Officer

Dallas, Texas
March 25, 2002